As filed with the Securities and Exchange Commission on October 23, 2003.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNITIL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New Hampshire	02-0381573
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire 03842-1720

(603) 772-0775

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark H. Collin

Senior Vice President and Chief Financial Officer

UNITIL CORPORATION

6 Liberty Lane West

Hampton, New Hampshire 03842-1720

(603) 772-0775

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David S. Balabon, Esq. LEBOEUF, LAMB, GREENE & MACRAE, L.L.P. 260 Franklin Street Boston, Massachusetts 02110 (617) 439-9500	Shelley A. Barber, Esq. VINSON & ELKINS L.L.P. 666 Fifth Avenue 26th Floor New York, New York 10103 (917) 206-8000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-108349

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Common Stock, no par value	119,600 Shares	$25.40	$3,037,840	$245.77

(1)	Includes 93,600 shares of common stock issuable upon exercise of the underwriters’ over-allotment option.
(2)	This Registration Statement relates to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-108349) (the “Prior Registration Statement”). The Prior Registration Statement registered 598,000 shares of the Registrant’s common stock for a proposed maximum aggregate offering price of $15,464,280. Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, this Registration Statement relates to the registration of 119,600 additional shares of the Registrant’s common stock for an additional maximum aggregate offering price of $3,037,840. Therefore, an additional registration fee of $245.77 is being transmittted herewith.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement hereby incorporates by reference the contents of the Unitil Corporation Registration Statement on Form S-3 (Registration No. 333-108349) declared effective on October 23, 2003 by the Securities and Exchange Commission (the “Commission”), including the exhibits and power of attorney thereto and each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein. The form of prospectus contained in the earlier effective Registration Statement will reflect the aggregate amount of common stock registered in this Registration Statement and the earlier effective Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith or incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hampton, State of New Hampshire, on this 23rd day of October, 2003.

UNITIL CORPORATION (Registrant)

By:	/s/ MARK H. COLLIN
Mark H. Collin Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Robert G. Schoenberger	Director, Chairman of the Board, Chief Executive Officer and President	October 23, 2003

* David P. Brownell	Director	October 23, 2003

* Michael J. Dalton	Director	October 23, 2003

* Albert H. Elfner, III	Director	October 23, 2003

* Ross B. George	Director	October 23, 2003

* Edward F. Godfrey	Director	October 23, 2003

* Michael B. Green	Director	October 23, 2003

* Eben S. Moulton	Director	October 23, 2003

* M. Brian O’Shaughnessy	Director	October 23, 2003

Signature	Title	Date

* Charles H. Tenney, III	Director	October 23, 2003

* Dr. Sarah P. Voll	Director	October 23, 2003

/s/ MARK H. COLLIN Mark H. Collin	Senior Vice President and Chief Financial Officer	October 23, 2003

/s/ LAURENCE M. BROCK Laurence M. Brock	Vice President and Controller	October 23, 2003

*By:	/s/ MARK H. COLLIN

Mark H. Collin, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No:	Description of Exhibit

5.1	Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-3 (Registration No. 333-108349)).

23.1	Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in Exhibit 5.1).

23.2	Consent of Grant Thornton LLP (filed herewith).

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-3 (Registration No. 333-108349)).